Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2021

Jeffersonville, Indiana — July 26, 2021. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $4.3 million, or $1.80 per diluted share, for the quarter ended June 30, 2021 compared to net income of $15.4 million, or $6.51 per diluted share, for the quarter ended June 30, 2020.

Commenting on the Company’s performance, Larry W. Myers, President and CEO stated: “We continued to be very pleased with the fundamentals of our organization, which continue to deliver meaningful value to our shareholders. The core banking segment continues to experience strong earnings, loan and deposit growth; resiliency of asset quality; and stability of the net interest margin. The SBA lending segment also continues to experience strong earnings, robust origination volume and resiliency of asset quality. The mortgage banking segment experienced unfavorable market conditions during the quarter, which resulted in decreased volumes, margin compression and adverse market value adjustments. However, we’re optimistic regarding the continued opportunity in mortgage banking and invested in high-caliber management during the quarter in preparation for continued growth and profitability. I have confidence in the each of the Company’s business lines to continue thriving and thus delivering exceptional value to our shareholders.”

COVID-19 Pandemic Loan Information

The table below summarizes payment extensions or loan forbearance agreements that were in effect at July 20, 2021.

	Number of Loans	Outstanding Principal Balance
(Dollars in thousands)
Residential real estate	2	$127
Commercial real estate	2	8,609
Commercial business	1	5

Total	5	$8,741

As a result of the COVID-19 pandemic, the leisure and hospitality industries carry a higher degree of credit risk. Based on our evaluation of the allowance for loan losses at June 30, 2021, management believes adequate reserves are in place to cover estimated losses at that date. However, as the pandemic continues, additional losses could be recognized and additional provisions for loan losses may be required.

At June 30, 2021, the outstanding principal balance of loans secured by restaurant related collateral was $146.0 million, of which $48.9 million is fully guaranteed by the SBA (including $48.5 million of PPP loans) and $86.7 million is secured by commercial real estate where the collateral property is leased to national-brand, investment-grade tenants.

At June 30, 2021, the outstanding principal balances of loans secured by hotel real estate was $17.5 million, of which $3.9 million is fully guaranteed by the SBA (including $865,000 of PPP loans). The two commercial real estate loans included in the preceding table totaling $8.6 million are secured by hotel real estate and are not guaranteed by the SBA.

Under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was signed into law on March 27, 2020, the SBA made six months of principal and interest payments for loans of existing SBA clients that were in “regular servicing status” (not delinquent) at March 27, 2020 and for loans of new SBA clients originated between March 27, 2020 and September 27, 2020. The CARES Act provided financial support for many of the SBA clients, which resulted in relatively few SBA clients requiring payment extensions or loan forbearance agreements. The Coronavirus Response and Relief Supplemental Appropriations Act (“CRRSAA”), which was signed into law on December 27, 2020, provides additional SBA-provided loan payments to eligible SBA clients beginning in February 2021.

The Company participated in the first round of the SBA’s Paycheck Protection Program (“PPP”), which was originally authorized by the CARES Act, and the second round of the PPP, which was authorized by the CRRSAA. At June 30, 2021, the outstanding principal balance of PPP loans was $100.6 million and net deferred loan fees related to PPP loans were approximately $1.4 million, which will be recognized over the life of the loans and as borrowers are granted forgiveness. As of June 30, 2021, the Company had processed and received forgiveness for 538 PPP loans totaling $118.0 million.

Results of Operations for the Three Months Ended June 30, 2021 and 2020

Net interest income increased $2.1 million, or 16.8%, to $14.2 million for the quarter ended June 30, 2021 as compared to the same quarter in 2020. The increase in net interest income was due to a $1.4 million increase in interest income and a $622,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $131.6 million, from $1.42 billion for 2020 to $1.55 billion for 2021, and an increase in the weighted-average tax-equivalent yield, from 4.24% for 2020 to 4.25% for 2021. The increase in the weighted-average tax-equivalent yield for 2021 was due primarily to an increase in the yield on PPP loans from 2.34% for 2020 to 3.71% for 2021. The increase in the yield on PPP loans was due to accelerated recognition of deferred PPP loan fees related to forgiveness payoffs during the quarter ended June 30, 2021. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 0.88% for 2020 to 0.63% for 2021, partially offset by an increase in the average balance of interest-bearing liabilities of $55.9 million, from $1.16 billion for 2020 to $1.21 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings, as well as increased borrowings under the Federal Reserve Bank’s PPP Liquidity Facility (“PPPLF”). PPPLF borrowings carry a fixed interest rate of 0.35% and are secured by the Company’s PPP loans.

The Company recognized a negative provision for loan losses of $2.7 million for the quarter ended June 30, 2021 compared to a provision of $3.0 million for 2020. The negative provision for loan losses for the quarter ended June 30, 2021 was primarily the result of decreases in certain segments of the loan portfolio and in nonperforming assets, as well as reductions of certain qualitative risk factors within the allowance for loan losses calculation related to the COVID-19 pandemic. The Company recognized net charge-offs of $47,000 for the quarter ended June 30, 2021 compared to net charge-offs of $31,000 for 2020.

Noninterest income decreased $28.2 million for the quarter ended June 30, 2021 as compared to 2020, due primarily to a decrease in mortgage banking income of $29.5 million, which was partially offset by a $1.0 million increase in net gain on sales of SBA loans. The decrease in mortgage banking income was due to decreased loan originations and sales by the mortgage banking segment, as well as margin compression in the residential mortgage loan secondary market. The increase in net gain on sales of SBA loans was due primarily to increases in production and sales volume from the SBA lending segment, as well as higher premiums in the secondary market. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense decreased $4.4 million for the quarter ended June 30, 2021 as compared to 2020. The decrease was due primarily to a decrease in compensation and benefits of $5.6 million, which was partially offset by increases in other noninterest expense and professional fees of $753,000 and $567,000, respectively. The decrease in compensation and benefits expense is due primarily to a reduction in incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income.

The Company recognized income tax expense of $817,000 for the quarter ended June 30, 2021 compared to income tax expense of $5.5 million for 2020. The decrease is primarily the result of lower pretax income in 2021. The effective tax rate for 2021 was 15.9% compared to 26.2% for 2020. The reduction in the effective tax rate is due to lower nondeductible executive compensation in 2021.

Results of Operations for the Nine Months Ended June 30, 2021 and 2020

The Company reported net income of $24.7 million, or $10.35 per diluted share, for the nine months ended June 30, 2021 compared to net income of $18.2 million, or $7.66 per diluted share, for the nine months ended June 30, 2020, resulting in an increase of 35.1% on a per share basis.

Net interest income increased $9.0 million, or 26.8%, to $42.7 million for the nine months ended June 30, 2021 as compared to the same period in 2020. The increase in net interest income was due to a $7.1 million increase in interest income and a $1.9 million decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $342.7 million, from $1.26 billion for 2020 to $1.61 billion for 2021, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.52% for 2020 to 4.15% for 2021. The decrease in the weighted-average tax-equivalent yield for 2021 is due primarily to lower market interest rates on loans and investment securities in 2021. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.07% for 2020 to 0.65% for 2021, partially offset by an increase in the average balance of interest-bearing liabilities of $253.7 million, from $1.03 billion for 2020 to $1.28 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and FHLB borrowings, as well as increased PPPLF borrowings.

The Company recognized a negative provision for loan losses of $1.8 million for the nine months ended June 30, 2021 compared to a provision of $5.2 million for the same period in 2020. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $1.2 million, from $13.6 million at September 30, 2020 to $12.4 million at June 30, 2021. The negative provision for loan losses for 2021 was primarily the result of decreases in certain segments of the loan portfolio and nonperforming assets, as well as reductions of certain qualitative risk factors within the allowance for loan losses calculation related to the COVID-19 pandemic. The Company recognized net charge-offs of $609,000 for the nine months ended June 30, 2021, of which $565,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $590,000 for the same period in 2020, of which $353,000 was related to unguaranteed portions of SBA loans.

Noninterest income increased $27.6 million for the nine months ended June 30, 2021 as compared to the same period in 2020. The increase was due primarily to increases in mortgage banking income of $23.2 million and net gain on sales of SBA loans of $3.5 million. The increase in mortgage banking income was due to increased production from the secondary-market residential mortgage lending segment. The increase in net gain on sales of SBA loans was due primarily to increases in production and sales volume from the SBA lending segment, as well as higher premiums in the secondary market. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $32.9 million for the nine months ended June 30, 2021 as compared to the same period in 2020. The increase was due primarily to increases in compensation and benefits of $25.1 million, other operating expense of $3.0 million, professional fees of $2.3 million and occupancy and equipment of $1.6 million. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation primarily as a result of the performance of the Company’s mortgage banking segment. The increases in other operating expense, professional fees and occupancy and equipment were primarily to support the growth of the mortgage banking segment.

The Company recognized income tax expense of $9.0 million for the nine months ended June 30, 2021 compared to $5.4 million for the same period in 2020. The increase for 2021 was due primarily to higher pretax income. The effective tax rate for 2021 was 26.5% as compared to 23.0% for 2020.

Comparison of Financial Condition at June 30, 2021 and September 30, 2020

Total assets decreased $6.0 million from September 30, 2020 to June 30, 2021. Net loans decreased $24.2 million during the nine months ended June 30, 2021, due primarily to an $80.0 million decrease in PPP loans, partially offset by continued growth in the single tenant net lease commercial real estate loan portfolio. Residential mortgage and SBA loans held for sale decreased by $21.0 million and $4.6 million, respectively, due to loan sales outpacing originations during the period. Single tenant net lease loans held for sale increased by $17.5 million due to a transfer from held-for-investment to held-for-sale during the period. Total liabilities decreased $26.2 million due primarily to decreases of $67.0 million and $27.6 million in PPPLF and FHLB borrowings, respectively, partially offset by a $79.1 million increase in total deposits.

Common stockholders’ equity increased $20.5 million, from $157.3 million at September 30, 2020 to $177.7 million at June 30, 2021, due primarily to increases in retained net income of $23.0 million, partially offset by decreases in net unrealized gains on available for sale securities included in accumulated other comprehensive income of $851,000 and additional paid in capital of $1.8 million, which was due to the acquisition of the minority interests in Q2 Business Capital, LLC on December 31, 2020. At June 30, 2021 and September 30, 2020, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the river from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
OPERATING DATA:	2021	2020	2021	2020
(In thousands, except share and per share data)

Total interest income	$16,150	$14,719	$49,016	$41,934
Total interest expense	1,921	2,543	6,268	8,201

Net interest income	14,229	12,176	42,748	33,733
Provision (credit) for loan losses	(2,730)	2,980	(1,775)	5,190

Net interest income after provision (credit) for loan losses	16,959	9,196	44,523	28,543

Total noninterest income	18,785	46,962	103,941	76,327
Total noninterest expense	30,619	35,009	114,305	81,356

Income before income taxes	5,125	21,149	34,159	23,514
Income tax expense	817	5,540	9,039	5,404

Net income	4,308	15,609	25,120	18,110

Less: Net income (loss) attributable to noncontrolling interests	-	204	402	(107)

Net income attributable to the Company	$4,308	$15,405	$24,718	$18,217

Net income per share, basic	$1.82	$6.51	$10.43	$7.74
Weighted average shares outstanding, basic	2,369,827	2,365,217	2,368,835	2,353,816

Net income per share, diluted	$1.80	$6.51	$10.35	$7.66
Weighted average shares outstanding, diluted	2,392,981	2,366,787	2,388,745	2,377,399

Performance ratios (three-month and nine-month data annualized)
Return on average assets	1.00%	4.02%	1.87%	1.78%
Return on average equity	9.94%	48.75%	19.95%	19.26%
Return on average common stockholders' equity	9.94%	47.91%	19.65%	19.36%
Net interest margin (tax equivalent basis)	3.75%	3.52%	3.63%	3.66%
Efficiency ratio	92.75%	59.20%	77.92%	73.92%

	June 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2021	2020	(Decrease)
(In thousands, except per share data)

Total assets	$1,758,628	$1,764,625	$(5,997)
Cash and cash equivalents	22,909	33,726	(10,817)
Investment securities	209,551	204,067	5,484
Loans held for sale	277,374	285,525	(8,151)
Gross loans (1)	1,080,494	1,107,089	(26,595)
Allowance for loan losses	14,642	17,026	(2,384)
Interest earning assets	1,582,782	1,620,831	(38,049)
Goodwill	9,848	9,848	-
Core deposit intangibles	1,042	1,202	(160)
Loan servicing rights	51,778	25,451	26,327
Noninterest-bearing deposits	281,942	242,673	39,269
Interest-bearing deposits (2)	845,213	805,403	39,810
Federal Home Loan Bank borrowings	283,289	310,858	(27,569)
Federal Reserve PPPLF borrowings	107,829	174,834	(67,005)
Total liabilities	1,580,893	1,607,060	(26,167)
Stockholders' equity, net of noncontrolling interests	177,735	157,272	20,463

Book value per share	$74.84	$66.21	$8.63
Tangible book value per share (3)	70.26	61.56	8.70

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$6,768	$3,709	$3,059
Nonaccrual loans - unguaranteed	5,653	9,906	(4,253)
Total nonaccrual loans	$12,421	$13,615	$(1,194)
Accruing loans past due 90 days	-	-	-
Total non-performing loans	12,421	13,615	(1,194)
Foreclosed real estate	6	-	6
Troubled debt restructurings classified as performing loans	1,826	3,069	(1,243)
Total non-performing assets	$14,253	$16,684	$(2,431)

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.36%	1.54%	(0.18%)
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.49%	1.84%	(0.34%)
Allowance for loan losses as a percent of nonperforming loans	117.88%	125.05%	(7.17%)
Nonperforming loans as a percent of total gross loans	1.15%	1.23%	(0.08%)
Nonperforming assets as a percent of total assets	0.81%	0.95%	(0.14%)

(1)   Includes $100.6 million and $180.6 million of PPP loans at June 30, 2021 and September 30, 2020, respectively.

(2)   Includes $62.8 million and $132.1 million of brokered certificates of deposit at June 30, 2021 and September 30, 2020, respectively.

(3)   See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

(4)   Denominator excludes PPP loans, which are fully guaranteed by the SBA.  This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	June 30,	September 30,	Increase
Tangible Book Value Per Share	2021	2020	(Decrease)
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$177,735	$157,272	$20,463
Less: goodwill and core deposit intangibles	(10,890)	(11,050)	160
Tangible equity (non-GAAP)	$166,845	$146,222	$109,789

Outstanding common shares	2,374,796	2,375,324	(528)

Tangible book value per share (non-GAAP)	$70.26	$61.56	$8.70

Book value per share (GAAP)	$74.84	$66.21	$8.63

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2021	2021	2020	2020	2020
Total cash and cash equivalents	$22,909	$30,837	$35,392	$33,726	$27,544
Total investment securities	209,551	207,331	205,661	204,067	205,960
Total loans held for sale	277,374	207,141	357,242	285,525	210,077
Total loans, net of allowance for loan losses	1,065,852	1,128,348	1,114,708	1,090,063	1,081,381
PPP loans	100,573	159,320	178,499	180,561	180,536
Loan servicing rights	51,778	49,367	35,232	25,451	13,563
Total assets	1,758,628	1,750,609	1,872,911	1,764,625	1,661,281

Total deposits	$1,127,155	$1,095,496	$1,121,320	$1,048,076	$982,870
Federal Home Loan Bank borrowings	283,289	289,237	340,092	310,858	298,622
Federal Reserve PPPLF borrowings	107,829	128,494	172,772	174,834	174,834

Stockholders' equity, net of noncontrolling interests	$177,735	$173,040	$165,745	$157,272	$142,362
Noncontrolling interests in subsidiary	-	-	-	293	(214)
Total equity	177,735	173,040	165,745	157,565	142,148

Outstanding common shares	2,374,796	2,375,027	2,374,927	2,375,324	2,375,324

	Three Months Ended
Summarized Consolidated Statements of Income	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2021	2021	2020	2020	2020
Total interest income	$16,150	$16,840	$16,026	$15,765	$14,719
Total interest expense	1,921	2,060	2,287	2,337	2,543
Net interest income	14,229	14,780	13,739	13,428	12,176
Provision (credit) for loan losses	(2,730)	287	668	2,772	2,980
Net interest income after provision for loan losses	16,959	14,493	13,071	10,656	9,196

Total noninterest income	18,785	38,973	46,183	57,024	46,962
Total noninterest expense	30,619	39,284	44,402	44,452	35,009
Income before income taxes	5,125	14,182	14,852	23,228	21,149
Income tax expense	817	3,695	4,527	7,257	5,540
Net income	4,308	10,487	10,325	15,971	15,609
Less: net income attributable to noncontrolling interests	-	-	402	834	204
Net income attributable to the Company	$4,308	$10,487	$9,923	$15,137	$15,405

Net income per share, basic	$1.82	$4.43	$4.19	$6.40	$6.51
Weighted average shares outstanding, basic	2,369,827	2,369,642	2,367,061	2,365,217	2,365,217

Net income per share, diluted	$1.80	$4.39	$4.16	$6.39	$6.51
Weighted average shares outstanding, diluted	2,392,981	2,388,063	2,384,702	2,370,694	2,366,787

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Performance Ratios (Annualized)	2021	2021	2020	2020	2020
Return on average assets	1.00%	2.34%	2.23%	3.44%	4.02%
Return on average equity	9.94%	24.97%	25.43%	43.46%	48.75%
Return on average common stockholders' equity	9.94%	24.97%	24.52%	41.08%	47.91%
Net interest margin (tax equivalent basis)	3.75%	3.69%	3.46%	3.40%	3.52%
Efficiency ratio	92.75%	73.08%	74.10%	63.10%	59.20%

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Asset Quality Ratios	2021	2021	2020	2020	2020
Nonperforming loans as a percentage of total loans	1.15%	1.00%	1.10%	1.23%	1.26%
Nonperforming assets as a percentage of total assets	0.81%	0.78%	0.78%	0.95%	1.17%
Allowance for loan losses as a percentage of total loans	1.36%	1.52%	1.51%	1.54%	1.34%
Allowance for loan losses as a percentage of nonperforming loans	117.88%	152.72%	138.02%	125.05%	106.01%
Net charge-offs to average outstanding loans	0.00%	0.00%	0.04%	0.03%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2021	2021	2020	2020	2020
Core Banking Segment:
Net interest income	$11,401	$11,114	$10,861	$10,512	$9,645
Provision (credit) for loan losses	(2,401)	106	702	2,232	1,668
Net interest income after provision (credit) for loan losses	13,802	11,008	10,159	8,280	7,977
Noninterest income	1,509	1,490	1,552	1,779	1,324
Noninterest expense	9,364	8,991	8,112	7,920	7,633
Income before income taxes	5,947	3,507	3,599	2,139	1,668
Income tax expense	792	507	570	482	276
Net income attributable to the Company	$5,155	$3,000	$3,029	$1,657	$1,392

SBA Lending Segment (Q2):
Net interest income (5)	$2,510	$3,227	$2,147	$1,959	$1,584
Provision (credit) for loan losses	(329)	181	(34)	540	1,312
Net interest income after provision (credit) for loan losses	2,839	3,046	2,181	1,419	272
Noninterest income	2,675	3,407	1,385	2,828	1,785
Noninterest expense	2,206	2,449	2,746	2,545	1,642
Income before income taxes	3,308	4,004	820	1,702	415
Income tax expense	790	1,005	105	217	53
Net income	2,518	2,999	715	1,485	362
Less: net income attributable to noncontrolling interests	-	-	402	834	204
Net income attributable to the Company (6)	$2,518	$2,999	$313	$651	$158

Mortgage Banking Segment:
Net interest income	$318	$439	$731	$957	$947
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	318	439	731	957	947
Noninterest income	14,601	34,076	43,246	52,417	43,853
Noninterest expense	19,049	27,844	33,544	33,987	25,734
Income (loss) before income taxes	(4,130)	6,671	10,433	19,387	19,066
Income tax expense (benefit)	(765)	2,183	3,852	6,558	5,211
Net income (loss) attributable to the Company	$(3,365)	$4,488	$6,581	$12,829	$13,855

Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$2.18	$1.27	$1.28	$0.70	$0.59
Net income per share, basic - SBA Lending (Q2) (7)	1.06	1.27	0.13	0.28	0.07
Net income (loss) per share, basic - Mortgage Banking	(1.42)	1.89	2.78	5.42	5.85
Total net income per share, basic (7)	$1.82	$4.43	$4.19	$6.40	$6.51

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$2.15	$1.26	$1.27	$0.70	$0.59
Net income per share, diluted - SBA Lending (Q2) (8)	1.05	1.26	0.13	0.27	0.07
Net income (loss) per share, diluted - Mortgage Banking	(1.40)	1.87	2.76	5.42	5.85
Total net income per share, diluted (8)	$1.80	$4.39	$4.16	$6.39	$6.51

(5) Includes net interest income derived from PPP loans of:	$1,220	$1,887	$928	$861	$571

(6) Includes net income attributable to the Company derived from PPP loans (tax effected) of:	$915	$1,415	$810	$751	$498

(7) Includes basic net income per share derived from PPP loans (tax effected) of:	$0.39	$0.60	$0.34	$0.32	$0.21

(8) Includes diluted net income per share derived from PPP loans (tax effected) of:	$0.38	$0.59	$0.34	$0.32	$0.21

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2021	2021	2020	2020	2020
Core Banking Segment:
Compensation	$5,039	$4,895	$4,127	$4,250	$4,219
Occupancy	1,473	1,387	1,392	1,512	1,239
Advertising	213	248	177	225	195
Other	2,639	2,461	2,416	1,933	1,980
Total Noninterest Expense	$9,364	$8,991	$8,112	$7,920	$7,633

SBA Lending Segment (Q2):
Compensation	$1,697	$1,929	$2,280	$1,939	$1,314
Occupancy	101	129	93	116	118
Advertising	3	8	10	6	-
Other	405	383	363	484	210
Total Noninterest Expense	$2,206	$2,449	$2,746	$2,545	$1,642

Mortgage Banking Segment:
Compensation	$14,594	$22,657	$27,455	$27,092	$21,363
Occupancy	1,012	998	1,100	1,207	855
Advertising	1,133	1,796	2,124	2,011	1,666
Other	2,310	2,393	2,865	3,677	1,850
Total Noninterest Expense	$19,049	$27,844	$33,544	$33,987	$25,734

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Mortgage Banking Noninterest Expense Fixed vs. Variable	2021	2021	2020	2020	2020
(In thousands)
Noninterest Expense - Fixed Expenses	$9,764	$11,713	$13,296	$11,838	$8,394
Noninterest Expense - Variable Expenses (9)	9,285	16,131	20,248	22,149	17,340
Total Noninterest Expense	$19,049	$27,844	$33,544	$33,987	$25,734

	Three Months Ended
SBA Lending (Q2) Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2021	2021	2020	2020	2020
Final funded loans guaranteed portion sold, SBA	$17,969	$29,883	$14,116	$25,623	$16,605

Gross gain on sales of loans, SBA	$2,551	$3,858	$1,698	$3,094	$1,771
Weighted average gross gain on sales of loans, SBA	14.20%	12.91%	12.03%	12.08%	10.67%

Net gain on sales of loans, SBA (10)	$2,322	$3,239	$1,267	$2,366	$1,317
Weighted average net gain on sales of loans, SBA	12.92%	10.84%	8.98%	9.23%	7.93%

	Three Months Ended
Mortgage Banking Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2021	2021	2020	2020	2020
Mortgage originations for sale in the secondary market	$739,502	$1,344,873	$1,430,628	$1,526,809	$1,003,518

Mortgage sales	$716,425	$1,476,198	$1,349,044	$1,471,501	$954,568

Gross gain on sales of loans, mortgage banking	$11,765	$27,606	$47,224	$53,633	$31,067
Weighted average gross gain on sales of loans, mortgage banking	1.64%	1.87%	3.50%	3.64%	3.25%

Mortgage banking income (11)	$14,351	$33,233	$43,242	$52,426	$43,857

(9) Variable expenses include incentive compensation and advertising expenses.

(10) Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(11) Net of lender credits and other investor expenses, and inclusive of servicing income, loan fees, gains on mortgage servicing rights, fair value adjustments and gains (losses) on derivative instruments.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2021	2021	2020	2020	2020
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$37,683	$48,035	$34,412	$58,775	$25,985
Loans, excluding PPP	1,155,958	1,217,398	1,205,278	1,172,547	1,076,376
PPP loans	145,227	164,533	179,316	180,561	114,721
Investment securities - taxable	46,392	42,424	42,462	44,026	43,569
Investment securities - nontaxable	148,280	146,145	146,374	145,042	143,702
FRB and FHLB stock	19,258	19,294	17,992	17,293	16,804
Total interest-earning assets	$1,552,798	$1,637,829	$1,625,834	$1,618,244	$1,421,157

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$14	$18	$18	$22	$37
Loans, excluding PPP	13,017	13,033	13,171	12,924	12,164
PPP loans	1,347	2,031	1,085	1,019	671
Investment securities - taxable	447	432	471	483	502
Investment securities - nontaxable	1,496	1,487	1,508	1,507	1,514
FRB and FHLB stock	161	167	108	144	168
Total interest income (tax equivalent basis)	$16,482	$17,168	$16,361	$16,099	$15,056

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.15%	0.15%	0.21%	0.15%	0.57%
Loans, excluding PPP	4.50%	4.28%	4.37%	4.41%	4.52%
PPP loans	3.71%	4.94%	2.42%	2.26%	2.34%
Investment securities - taxable	3.85%	4.07%	4.44%	4.39%	4.61%
Investment securities - nontaxable	4.04%	4.07%	4.12%	4.16%	4.21%
FRB and FHLB stock	3.34%	3.46%	2.40%	3.33%	4.00%
Total interest-earning assets	4.25%	4.19%	4.03%	3.98%	4.24%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$807,342	$840,556	$811,016	$842,363	$770,402
Fed funds purchased	-	-	-	-	1,978
Federal Home Loan Bank borrowings	272,834	293,819	306,299	292,876	292,168
Federal Reserve PPPLF borrowings	114,453	158,354	173,701	174,835	74,218
Subordinated debt and other borrowings	19,836	19,786	19,803	19,786	19,769
Total interest-bearing liabilities	$1,214,465	$1,312,515	$1,310,819	$1,329,860	$1,158,535

Interest expense:
Interest-bearing deposits	$723	$771	$936	$974	$1,311
Fed funds purchased	-	-	-	-	2
Federal Home Loan Bank borrowings	780	833	861	853	846
Federal Reserve PPPLF borrowings	98	137	153	154	66
Subordinated debt and other borrowings	320	319	337	356	318
Total interest expense	$1,921	$2,060	$2,287	$2,337	$2,543

Weighted average cost (annualized):
Interest-bearing deposits	0.36%	0.37%	0.46%	0.46%	0.68%
Repurchase agreements	0.00%	0.00%	0.00%	0.00%	0.00%
Fed funds purchased	0.00%	0.00%	0.00%	0.00%	0.40%
Federal Home Loan Bank borrowings	1.14%	1.13%	1.12%	1.16%	1.16%
Federal Reserve PPPLF borrowings	0.34%	0.35%	0.35%	0.35%	0.36%
Subordinated debt and other borrowings	6.45%	6.45%	6.81%	7.20%	6.43%
Total interest-bearing liabilities	0.63%	0.63%	0.70%	0.70%	0.88%

Interest rate spread (tax equivalent basis, annualized)	3.62%	3.56%	3.33%	3.28%	3.36%

Net interest margin (tax equivalent basis, annualized)	3.75%	3.69%	3.46%	3.40%	3.52%

Net interest margin, excluding PPP and PPPLF (non-GAAP), (tax equivalent basis, annualized)	3.78%	3.59%	3.63%	3.59%	3.65%